Exhibit 99.1

iFresh Acquires Two New Stores

NEW YORK, Oct. 03, 2017 (GLOBE NEWSWIRE) -- iFresh Inc. (NASDAQ:IFMK) ("iFresh" or the "Company"), a leading Asian American grocery supermarket chain and online grocer, announced today that it has acquired two new stores: one in Miami, FL, and the other in Milford, CT. When opened, the two stores will feature Chinese architecture, including iconic Chinatown gates, to symbolize the center of the communities' Chinatown business districts.

The Miami store is estimated to be 25,088 square feet and will be located at 551 NE 167th Street, North Miami Beach, FL. The store is currently under construction, and, once finished, will be one of the biggest Asian supermarkets in South Florida. Expected to open in November 2017, the store will feature a food court and retail leasing space. The store will join numerous Chinese restaurants, spas, and a pharmacy in the heart of North Miami Beach's Chinatown.

New York Mart CT will be located at 804 Boston Post Rd, Milford, CT. The location is currently under renovation and the 26,293 sq. foot store is expected to open in December 2017. The store will include a food court featuring specialty foods such as bubble tea and Peking duck as well as retail leasing space, which is currently expected to be leased to a Chinese and Japanese snack shop and a beauty salon and spa. This will be iFresh's first store in Connecticut.

Chairman and Chief Executive Officer of iFresh Mr. Long Deng commented, "We are pleased with our expansion into Connecticut and South Florida, which gives iFresh the opportunity to become a center and symbol of the local Chinatown business communities, which we aim to represent through a focus on traditional Chinese architecture and the construction of an iconic Chinatown gateway at each location.

"In addition to the visual appeal of the stores, we will bring iFresh's signature commitment to daily fresh produce from regional farms at reasonable prices to our customers. Our e-commerce platform will increase accessibility to our products. Furthermore, we believe that the food courts and retail leasing space at the Connecticut and South Florida locations will drive traffic and provide additional sources of revenue.  We look forward to updating our investors on our progress in the weeks and months ahead," concluded Mr. Deng.

About iFresh Inc.

iFresh Inc., headquartered in New York, New York, is a leading Asian American grocery supermarket chain and online grocer. With nine retail supermarkets along the US eastern seaboard (with additional stores in Glen Cove, Miami and Connecticut soon opening) and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, the Company aims to satisfy the increasing demands of Asian Americans, whose purchasing power has been growing rapidly, for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty perishables at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statement

This announcement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "will" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this announcement include, but are not limited to, statements regarding our disclosure concerning the Company's operations, cash flows, financial position and dividend policy.

Contact:

ICR Inc.
Ms. Rose Zu
Phone: 1-347-436-8368
E-mail: rose.zu@icrinc.com
Source: iFresh Inc.